FORZA X1, INC.
3101 S. U.S. Highway 1
Fort Pierce, Florida 34982

SUMIT A PROXY TO VOTE BY INTERNET
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on , 2024. Go to . Click on Proxy Voter Login and log-on using the below control number.

CONTROL #
SUBMIT A PROXY TO VOTE BY MAIL
Mark, sign and date your proxy card and return it in the envelope we have provided.

VOTE IN PERSON
If you would like to vote in person, please attend the annual meeting to be held at on , 2024 at (local time).

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope
Annual Meeting Proxy Card – Forza X1, Inc.

DETACH PROXY CARD HERE TO VOTE BY MAIL

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL DIRECTOR NOMINEES AND "FOR" PROPSALS 2, 3, 4 AND 5

(1) Approval of the merger, the Merger Agreement and related transactions between Twin Vee PowerCats Co. and Forza X1, Inc.:

☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

(2) Election of Class II nominee, Marcia Kull, to the Forza X1, Inc.'s Board of Directors:

☐ VOTE FOR NOMINEE ☐ WITHHOLD AUTHORITY TO VOTE FOR NOMINEE

(3) To ratify the appointment of Grassi & Co., CPAs, P.C. as our independent registered public accounting firm of Forza X1, Inc. for the fiscal year ending on December 31, 2024:

☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

(4) Approve an amendment to Forza X1, Inc.'s Certificate of Incorporation to effect a reverse stock split with respect to the issued and outstanding shares of Forza X1, Inc.'s common stock, including stock held by the Forza as treasury shares, at a ratio of 1-for-2 to 1-for-20:

☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

(5) To adjourn the Forza X1, Inc.'s annual meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes to approve (i) merger, the Merger Agreement and related transactions between Twin Vee PowerCats Co. and Forza X1, Inc.; and/or (ii) an amendment to Forza X1, Inc.'s Certificate of Incorporation to effect a reverse stock split:

☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

Date	**Signature**	**Signature, if held jointly**
________________	__________________________	______________________________________

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FORZA X1, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned stockholder hereby appoints Joseph Visconti and or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of FORZA X1, INC. that the undersigned is entitled to vote at the 2024 Annual Meeting of Stockholders to be held at A.M., local time, on , 2024, at , and any adjournment or postponement thereof.
Continued to be signed on reverse side